Cyber Merchants Exchange, Inc.

Pro Forma Condensed
Combined Financial Statements
May 31, 2006 (unaudited)

CYBER MERCHANTS EXCHANGE, INC.

Index to Pro Forma Condensed Combined Financial Statements

Pages

Report of independent registered public accounting firm	1

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	2

Unaudited Pro Forma Condensed Combined Balance Sheet	3

Unaudited Pro Forma Condensed Combined Statement of Operations	4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5-6

Report of independent registered public accounting firm

To the Board of Directors and Stockholders of
Cyber Merchants Exchange, Inc.

We have reviewed the pro forma adjustments reflecting the transactions described on page 2 and the application of those adjustments to the historical amounts in the accompanying pro forma condensed combined balance sheet of Cyber Merchants Exchange, Inc. (“Cyber”) as of May 31, 2006, and the pro forma condensed combined statement of operations from August 25, 2005 (date of inception) to May 31, 2006. These historical condensed combined financial statements are derived from the historical audited financial statements of Cyber, which were audited by other accountants, and the audited consolidated financial statements of Infosmart Group Limited (“InfoSmart”), which were audited by us, and the unaudited condensed consolidated financial statements of InfoSmart, which were reviewed by us, appearing elsewhere herein. Such pro forma adjustments are based on management's assumptions as described on page 2. Cyber’s management is responsible for the pro forma financial information.

Our review was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma condensed combined financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described on page 2, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of May 31, 2006, and the pro forma condensed combined statement of operations from August 25, 2005 (date of inception) to May 31, 2006.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong

August 16, 2006

CYBER MERCHANTS EXCHANGE, INC.
May 31, 2006

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of Infosmart Group Limited (“InfoSmart”) (the “Exchange Transaction”) and the subscription by certain accredited and institutional investors for the purchase of our shares of Series B Convertible Preferred Stock (the “Financing”) on our historical financial position and our results of operations. We have derived our historical financial data for the period from August 25, 2005 (date of inception) to May 31, 2006 from our audited financial statements incorporated by reference herein. We have derived InfoSmart’s historical consolidated financial position as of June 30, 2006 from InfoSmart’s unaudited condensed consolidated financial statements for the six months ended June 30, 2006 and InfoSmart’s results of operations for the year ended June 30, 2006 from InfoSmart’s audited consolidated financial statements for the year ended December 31, 2005 by adding the 2006 Half Year results of operation from unaudited condensed consolidated financial statements for the six months ended June 30, 2006 and deducting the comparable 2005 Half Year results of operation from unaudited condensed consolidated financial statements for the six months ended June 30, 2005. In each case, they are included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statements of operations for the period from August 25, 2005 (date of inception) to May 31, 2006 assume that the Exchange Transaction and Financing were consummated on August 25, 2005. The unaudited pro forma condensed combined balance sheet as of May 31, 2006 assumes the Exchange Transaction and Financing were consummated on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and Financing occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction and Financing.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and InfoSmart.

CYBER MERCHANTS EXCHANGE, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
May 31, 2006 (Unaudited)
(Stated in US Dollars)

	As of May 31, 2006 Cyber	As of June 30, 2006 InfoSmart	Pro Forma Adjustments	[1]	Pro Forma Combined Total

ASSETS
Current assets
			$999	[2]
Cash and cash equivalents	$63,670	$188,219	6,035,000	[4]	$6,287,888
Restricted cash	-	266,411	362,500	[4]	628,911
Trade receivables	-	5,776,975	-		5,776,975
Prepaid expenses	-	2,074,297	37,500	[4]	2,111,797
Inventories	-	1,115,094	-		1,115,094

Total current assets	63,670	9,420,996	6,435,999		15,920,665
Plant and equipment net	-	18,751,977	-		18,751,977

TOTAL ASSETS	$63,670	$28,172,973	$6,435,999		$34,672,642

LIABILITIES, REDEEMABLE
CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS’
EQUITY

LIABILITIES
Current liabilities
Trade payables	$52,500	$2,790,117	$-		$2,842,617
Other payables	-	974,600	-		974,600
Bank borrowings	-	4,658,594	-		4,658,594
Current portion of other loans	-	1,991,971	-		1,991,971

Total current liabilities	52,500	10,415,282	-		10,467,782
Other loans	-	1,746,061	-		1,746,061
Advance from a related party	-	2,098,903	-		2,098,903
			(271,000)	[3]
			(85,500)	[4]
			(119,000)	[7]
Deferred tax liabilities	-	2,882,047	(6,000)	[8]	2,400,547

TOTAL LIABILITIES	52,500	17,142,293	(481,500)		16,713,293

COMMITMENTS AND
CONTINGENCIES

REDEEMABLE CONVERTIBLE			3,736,007	[4]
PREFERRED STOCK	-	-	(644,801)	[5]	3,091,206

STOCKHOLDERS’ EQUITY
			999	[2]
			1,426,794	[3]
			2,297,157	[4]
			531,047	[6]
			627,000	[7]
Common stock	100,000	1	29,500	[8]	5,012,498
Paid in capital from common stock	-	619,877	(619,877)	[6]	-
			3,148,993	[4]
Paid in capital from warrants	-	-	644,801	[5]	3,793,794
Accumulated other
comprehensive income	-	7,507			7,507
			(1,155,794)	[3]
			(2,661,657)	[4]
			88,830	[6]
			(508,000)	[7]
Retained earnings	(88,830)	10,403,295	(23,500)	[8]	6,054,344

TOTAL STOCKHOLDERS’ EQUITY	11,170	11,030,680	3,826,293	*	14,868,143

TOTAL LIABILITIES, REDEEMABLE
CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS
EQUITY	$63,670	$28,172,973	$6,435,999		$34,672,642

* Increase to equity:
Cash received for shares to InfoSmart		$999
Tax effect on non-cash issuances		481,500
Relative fair value of common stock warrants		3,148,993
Issuance cost preferred B paid in warrants		644,801
Reverse merger fee deducted from cash proceeds
disbursed to InfoSmart		(450,000)
		$3,826,293

See accompanying notes to these financial statements.

CYBER MERCHANTS EXCHANGE, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
May 31, 2006 (Unaudited)
(Stated in US Dollars)

	August 25, 2005 (date of inception) to May 31, 2006 Cyber	Year ended June 30, 2006 InfoSmart	Pro Forma Adjustments	[1]	Pro Forma Combined Total

Net sales	$-	$22,649,851	$-		$22,649,851
Cost of sales	-	(17,048,908)	-		(17,048,908)

Gross profit	-	5,600,943	-		5,600,943
Administrative expenses	(88,830)	(1,029,065)	(1,426,794)	[3]	(3,201,189)
			(627,000)	[7]
			(29,500)	[8]
Depreciation	-	(234,963)	-		(234,963)
Selling and distribution costs	-	(270,592)	-		(270,592)

Income (loss)before
non-operating expenses	(88,830)	4,066,323	(2,083,294)		1,894,199
Professional fees related to listing	-	(320,892)	-		(320,892)
Reversal of commission payable	-	1,675	-		1,675
Other income (expense)	-	273,591	(450,000)	[4]	(176,409)
Interest expense	-	(566,238)	-		(566,238)

Net income (loss) before income tax	(88,830)	3,454,459	(2,533,294)		832,335

			271,000	[3]
			85,500	[4]
			119,000	[7]
Income tax expense	-	(665,572)	6,000	[8]	(184,072)

Net income (loss)	(88,830)	2,788,887	(2,051,794)		648,263

Deemed dividend attributable to
beneficial conversion feature of
preferred stock	-	-	(2,297,157)	[4]	(2,297,157)

Net loss available to common
shareholders	$(88,830)	$2,788,887	$(4,348,951)		$(1,648,894)

Earnings (loss) per common share	$(0.01)	$453.92			$(0.01)

Weighted average shares
outstanding - basic and dilutive	8,874,417	6,144		[9]	129,824,500

See accompanying notes to these financial statements.

CYBER MERCHANTS EXCHANGE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
May 31, 2006 (Unaudited)
(Stated in US Dollars)

[1]
The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Cyber (the legal acquirer) is considered the accounting acquiree and InfoSmart (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of InfoSmart, with the assets and liabilities, and revenues and expenses, of Cyber being included effective from the date of consummation of the Exchange Transaction. Cyber is deemed to be a continuation of the business of InfoSmart. The outstanding stock of Cyber prior to the Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

[2]	To record issuance of 999 shares of InfoSmart Common Stock at $1 per share (par value) immediately prior to the Exchange Transaction.

[3]
To record issuance of 58.82352 shares of InfoSmart Common Stock (exchanged for 55,555.55 shares of to be issued Cyber Series A Preferred Stock which then automatically converts into 6,484,519 shares of Cyber Common Stock upon closing of the Exchange Transaction) to Hamptons Investment Group, Ltd. (“HIG”) for finders fee / services rendered associated with the Exchange Transaction (valued at $0.22 per common share of Cyber Common Stock).

[4]
To record issuance of Series B Preferred Stock ($7 per share less 10% placement agent fee), detachable Common Stock Warrants, and Beneficial Conversion Feature associated with the Series B Preferred Stock, which is issued / outstanding concurrent with the closing of the Exchange Transaction and Series B Private Placement.

[5]	To record issuance of placement agent Common Stock Warrants (considered preferred stock issuance costs) concurrent with the closing of the Exchange Transaction and Series B Private Placement.

[6]	To recapitalize for the Exchange Transaction (or Reverse Merger).

[7]
To record issuance of 2,850,000 shares of Cyber Common Stock upon closing of the Exchange Transaction to Worldwide Gateway Co., Ltd. (“Gateway”) for services rendered associated with the Exchange Transaction (valued at $0.22 per common share of Cyber Common Stock).

[8]
To issuance of 134,100 shares of Cyber Common Stock upon closing of the Exchange Transaction to Richardson & Patel LLP (“Richardson”) for services rendered associated with the Exchange Transaction (valued at $0.22 per common share of Cyber Common Stock).

[9]
The Proforma assumes transactions occurred at the beginning of the period presented, weighted average therefore equals number of shares outstanding at the end of the completion of the transactions, but before the conversion of the Series B Preferred Stock.

Previously Existing Cyber Shares	10,119,040

From Series A Preferred:
InfoSmart Shareholders	110,236,841
HIG	6,484,519

Finder’s shares
Gateway	2,850,000
Richardson	134,100

Total, as if converted, post exchange	129,824,500